Item 77C
Morgan Stanley Strategist Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The meeting was held on August 1, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                      For     Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................  23,430,6  748,049      0       0
                                          40
Kathleen A.                         23,424,9  753,769      0       0
Dennis....................                20
James F.                            23,422,1  756,531      0       0
Higgins.....................              57
Joseph J.                           23,429,4  749,214      0       0
Kearns.....................               75
Michael F.                          23,432,4  746,247      0       0
Klein......................               42
W. Allen                            23,424,4  754,272      0       0
Reed......................                16
Fergus                              23,423,1  755,520      0       0
Reid........................              69

(2) Elimination of certain fundamental investment
restrictions:

                                        For     Again  Absta      BNV*
                                                  st     in
Elimination of the fundamental        20,561,2   679,1  658,6  2,279,5
policy restricting the Fund's               62      55     97       75
ability to pledge
assets..........................
Elimination of the fundamental        20,490,7   740,6  667,6  2,279,5
policy restricting purchases of             86      44     83       75
securities on
margin.............................
Elimination of the fundamental        20,591,2   623,2  684,5  2,279,5
policy prohibiting investments in           66      99     49       75
oil, gas, and other types of
minerals or mineral leases.........
Elimination of the fundamental        20,523,9   687,0  688,1  2,279,5
policy prohibiting or restricting           34      71     09       75
the purchase of securities of
issuers in which Directors or
Officers have an
interest............................
Elimination of the fundamental        20,557,4   664,4  677,1  2,279,5
policy prohibiting investments for          77      48     88       75
purposes of exercising
control....................
Elimination of the fundamental        20,452,3   768,8  677,8  2,279,5
policy regarding investments in             21      99     93       75
unseasoned
companies.................

(3) Modify certain fundamental investment restrictions for:

                                        For     Again  Absta    BNV*
                                                  st     in
Modify fundamental policy regarding   20,645,7   611,1  642,2  2,279,5
diversification............                 18      67     28       75
Modify fundamental policy regarding   20,474,3   758,7  666,0  2,279,5
borrowing money......                       11      13     89       75
Modify fundamental policy regarding   20,511,0   726,3  661,7  2,279,5
loans..............                         41      09     63       75
Modify fundamental policy regarding   20,529,5   708,2  661,3  2,279,5
investment in commodities, commodity        43      31     39       75
contracts and futures
contracts................
Modify fundamental policy regarding   20,579,7   667,8  651,5  2,279,5
issuance of senior securities..             79      11     23       75

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                        For     Again  Absta    BNV*
                                                  st     in
Reclassification as non-fundamental   20,503,9   718,4  676,7  2,279,5
the fundamental policy regarding the        57      38     18       75
short sale of
securities....................
Reclassification as non-fundamental   20,588,7   634,6  675,7  2,279,5
the fundamental policy prohibiting          24      08     82       75
investments in other investment
companies.............
Reclassification as non-fundamental   20,528,8   687,6  682,6  2,279,5
the fundamental policy prohibiting          38      00     76       75
or limiting investments in illiquid
or restricted securities........

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.